                        MODIFIED COINSURANCE AGREEMENT


This Agreement made and entered into between Nationwide Life Insurance Company (hereinafter referred to as "NWL") , a life insurance company organized under the laws of the State of Ohio, and Nationwide Mutual Insurance Company (hereinafter referred to as "NMIC"), an insurance company organized under the laws of the State of Ohio.

                                  WITNESSETH:

WHEREAS, NWL has written certain policies of individual health and medical insurance; and

WHEREAS, NWL desires to cede NWL's entire liability arising under said policies; and

WHEREAS, NMIC is willing to accept, as reinsurer the liability which NWL desires to cede; and

WHEREAS, NWL represents that it has the power and authority to cede said liability, which it hereby agrees to cede; and

WHEREAS, NMIC represents that it has the power and authority to reinsure said liability, which it hereby agrees to reinsure;

NOW THEREFORE, NWL and NMIC agree as follows:

                                   ARTICLE I
                                   ---------

                       BUSINESS REINSURED; CONSIDERATION
                       ---------------------------------

1.1  Reinsurance and Indemnification.  Upon the terms and subject to the
     -------------------------------
conditions of this Agreement, NMIC does hereby agree to reinsure and to reimburse and indemnify NWL, and NWL does hereby agree to accept such reinsurance, reimbursement and indemnification, for 100% of the liability for all of the Policies (including any liability resulting from any mandatory provisions in such Policies), as set forth in Article V hereof.

1.2  Policies.  The term "Policies" means the following:
     --------

          (a) All right, title and interest of NWL in, to and under all Individual Health and Ohio Farm Bureau health insurance policies (except group life) issued and in force as of the Effective Date or thereafter, including all endorsements, riders and supplemental agreements which are parts thereof;

     (b) All future premiums received under the Policies on and after the Effective Date; and


     (c) All of NWL's assignable right, title and interest in, to and under any ceded or assumed reinsurance treaties or agreements (other than this Agreement) applicable to the
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Policies after all such treaties or agreements are settled.  After the Effective
Date of this Agreement, neither changes to such agreements nor any new reinsurance agreements applicable to the Policies will be executed without the specific approval of NMIC.

1.3  Effect of Insolvency or Bankruptcy.  In the event of the insolvency of NWL
     ----------------------------------
all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by NMIC directly to NWL or its liquidator, receiver, or statutory successor on the basis of the liability of NWL under the Policies reinsured without diminution because of the insolvency of NWL.

1.4  Reserves. NWL shall retain and maintain all  premium reserves, claims
     ---------
reserves and policy reserves with respect to the Policies.

                                   ARTICLE II
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF NWL
                     -------------------------------------

NWL represents and warrants to NMIC as follows:

2.1  Organization, Ownership, Standing and Authority.  NWL is a life insurance
     -----------------------------------------------
company duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to issue the Policies and to carry on its business related thereto. NWL is duly licensed to transact the business of life insurance, health insurance and annuities in the State of Ohio and in such other states in which the Policies were issued at the time of issuance.

2.2  Approved Policy Forms.  All policy forms, endorsements and riders used in
     ---------------------
connection with the Policies are, to the extent required under applicable law, on forms approved or deemed approved by the applicable insurance regulatory authorities. To the good faith best knowledge of NWL, those forms which have been filed with and deemed approved by the applicable insurance regulatory authorities are in compliance with applicable insurance laws in all material respects.

2.3  Agents Properly Licensed and Appointed.  To the extent required by law, all
     --------------------------------------
of the Policies were issued through agents properly licensed as insurance agents by the applicable state insurance regulatory authorities and properly appointed.


                                  ARTICLE III
                                  -----------

                     REPRESENTATIONS AND WARRANTIES OF NMIC
                     --------------------------------------

NMIC hereby represents and warrants to NWL as follows:

3.1  Litigation.  There is no suit, action or proceeding pending or, to the best
     ----------
knowledge of

NMIC, threatened against NMIC which, if adversely determined, (i) would prohibit any of the transactions contemplated by this Agreement, or insofar as reasonably can be foreseen materially impair or threaten NMIC's ability to carry out and Perform the obligations assumed by NMIC hereunder.

3 .2 Licenses, Permits and Authorization.  Subject to receipt of the approvals
     -----------------------------------
and consents listed in Schedule 1, NMIC has all approvals, authorizations, consents, licenses, franchises, orders and other permits necessary to carry out the terms and provisions of this Agreement.


                                   ARTICLE IV
                                   ----------

                                   COVENANTS
                                   ---------

4.1  Regulatory Approvals.  Both NWL and NMIC will promptly take all reasonable
     --------------------
actions necessary to secure any regulatory approvals necessary or appropriate to enable them to consummate the transactions contemplated herein.

4.2  Premiums and Investment Income.  Notwithstanding anything in this Agreement
     ------------------------------
to the contrary, NMIC shall be entitled to receive, all premiums payable and investment income with respect to the Policies on and after the Effective Date.

4.3  Assets.  Notwithstanding anything in this Agreement to the contrary, NWL
     ------
shall continue to invest and maintain all assets held in support of the Policies reinsured.

4.4  Maintenance of Reserves.  So long as any of the Policies remain in force,
     -----------------------
NWL shall maintain reserves with respect to the Policies in accordance with applicable statutory and regulatory requirements. For purposes of this Agreement, reserves will equal statutory policy and claim reserves included in exhibits 7, 8, 9, 10 and 11 in the NAIC Blue Blank Annual Statement plus any premiums paid in advance less any due and unpaid premiums. The basis for calculation of reserves will not be changed without the written mutual agreement of both parties to this Agreement.

4.5  Premiums Changes.  To the extent allowed under the Policies, NWL will have
     ----------------
the right to change premiums charged for the policies and will notify NMIC of its intent to make such changes. Such changes shall conform to all applicable standards of practice of the Actuarial Standards Board or its successors and shall conform to all applicable laws and regulations. NWL will take any action reasonably necessary including but not limited to board resolutions or state regulatory filings to implement such changes on a timely basis.

4.6  Dividends and Non Guaranteed Elements.  NWL will have the right to
     -------------------------------------
determine the dollar amount of policyholder dividends on participating policies and extra contractual interest payable on all other policies if such determination (1) conforms with all applicable standards of practice of the Actuarial Standards Board or its successors, and (2) complies with applicable law and regulation. NWL will provide NMIC with notice of all such determinations, and NMIC will take action reasonably necessary or desirable to implement such determinations on a timely basis, including but not limited to, action of the board of directors or state regulatory filings.


                                   ARTICLE V
                                   ---------

                                  REINSURANCE
                                  -----------

5.1  Reinsurance of Policies.  Except as otherwise specifically provided,  NMIC
     -----------------------
agrees to, and effective as of the Effective Date does hereby, reinsure and agree to reimburse NWL for the following with respect to the Policies:

     (a) 100% of all benefits paid on or after the Effective Date plus the increase in reserves described in Article 1.4;

     (b) 100% of all dividends paid in connection with the Policies;

     (c) An allowance for expenses computed in accordance with normal life insurance statutory accounting practices including commissions, premium taxes and normal administrative expenses which include reasonable fees of legal counsel and related disbursements;

     (d)  The above amounts shall be reduced by amounts incurred by NWL due to
reinsurance     agreements described in Article 1.2 (c) .

5.2  Direct Obligations.  From and after the Effective Date, the Policies shall
     ------------------
continue to be direct obligations of NWL.


                                   ARTICLE VI
                                   ----------

                           ACCOUNTING AND SETTLEMENT
                           -------------------------

6.1  Accounting Period.  The accounting under this Agreement shall be on a
     -----------------
calendar quarter basis.

6.2  Accounting Reports.  Accounting records shall be submitted by NWL to NMIC
     ------------------
not later than 30 days after the end of each accounting period. Along with the amount of settlement for the accounting period, such reports shall include information on the amounts of reinsurance premiums, benefits, expenses, investment income and capital gains or losses on the assets being held in support of the reinsured Policies (as Provided in Article IV) plus a listing of such assets and the reserves held on the Policies.

6.3  Settlements.  Within 30 days of receipt of the accounting report, the
     -----------
amount of settlement shall be paid. The settlement amount will be equal to premiums (in accordance with Article 4.2) plus the reserve adjustment (in accordance with Article 6.3) less benefits, dividends, losses and expenses (in accordance with Article 5.1). If the amount is positive, it shall be paid to NMIC. If negative, it will be paid to NWL.


                                  ARTICLE VII
                                  -----------

                       DEFERRED ACQUISITION COST ELECTION
                       ----------------------------------

7.1  NWL and NMIC hereby agree to the following, pursuant to Treasury Regulation
Section 1.848-2(g)(8), issued under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1993 and for all subsequent taxable years for which this Agreement remains in effect.

     (a) The terms used herein are defamed by reference to Treasury Regulation
Section 1.848-2 as in effect on December 29, 1992.

     (b) The party with the net positive consideration for this reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this agreement without regard to the general deductions limitation of Section 848(c)(1).


     (c) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

     (d) NWL will submit a schedule to the NMIC by March 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of NWL stating that NWL will report such net consideration in its tax return for the preceding calendar year.

     (e) NMIC may contest such calculation by providing an alternative calculation to NWL in writing within 30 days of NMIC's receipt of the Reinsured's calculation. If NMIC does not so notify NWL, NMIC will report" the net consideration as determined by NWL in NMIC's tax return for the previous calendar year.

     (f) If NMIC contests NWL's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date NMIC submits its alternative calculation. If NWL and NMIC reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.


                                  ARTICLE VIII
                                  ------------

                               GENERAL PROVISIONS
                               ------------------

8.1  Amendment.  Any change or modification to this Agreement shall be null and
     ---------
void unless made by amendment to the Agreement and signed by both parties.

8.2  Interpretation.  The headings contained in this Agreement are for reference
     --------------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All accounting terms not defined in this Agreement shall have the meanings determined by insurance statutory accounting principles. Wherever Agreement this refers to the "knowledge" or "best knowledge" of a party, it means the knowledge or best knowledge of an Officer of such party responsible for the administration and supervision of the Policies covered by this Agreement.

8.3  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

8.4  Entire Agreement; Third-Party Beneficiaries.  This Agreement constitutes
     -------------------------------------------
the entire agreement between the parties with respect to the Policies and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.6  Governing Laws.  This Agreement shall be governed by and construed in
     --------------
accordance with the laws of the State of Ohio.

8.7  Assignment.  Neither this Agreement nor any of the rights, interests or
     ----------
obligations of either party hereunder shall be assigned without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.8  Inspection of Books and Records.  All books and records pertaining to the
     -------------------------------
Policies shall be made available to NMIC for inspection during regular business hours.


                                   ARTICLE IX
                                   ----------

This Agreement shall remain in full force and effect until all liability terminates under the Policies provided however that either party may terminate this Agreement January 1 of any given year provided such party provides to the other written notice no later than September 30 of the year immediately preceding termination of its intention to terminate.



                                   ARTICLE X
                                   ---------

The Effective Date of this Agreement shall be as of 12:01 a.m., 1/1/96.

IN WITNESS WHEREOF, NWL and NMIC have caused this Agreement to be executed, in duplicate, by their respective officers duly authorized to do so, as of the date shown above.


                                          NATIONWIDE LIFE INSURANCE
                                          COMPANY


                                          /s/ Mark R. Thresher
                                          --------------------------------------
                                          Mark R.Thresher
                                          Vice President--Controller


                                          NATIONWIDE MUTUAL INSURANCE
                                          COMPANY

                                          /s/ John I. Howarth
                                          --------------------------------------
                                          John I. Howarth
                                          Vice President--Health Actuary

                                   SCHEDULE 1
               STATES REQUIRING APPROVALS OR CONSENTS
               --------------------------------------



OHIO